Exhibit 5.1

505 Montgomery Street, Suite 2000
San Francisco, California 94111-6538
Tel: +1.415.391.0600 Fax: +1.415.395.8095
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
September 18, 2007	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Madrid	Silicon Valley
	Milan	Singapore
TiVo Inc.	Moscow	Tokyo
2160 Gold Street	Munich	Washington, D.C.
P.O. Box 2160
Alviso, California 95002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to TiVo Inc., a Delaware corporation (the “Company”), in connection with the issuance, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (as amended, the “Registration Statement”), of up to $100,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the “Debt Securities”) to be issued pursuant an indenture in the form filed as an exhibit to the Registration Statement (as may be supplemented from time to time, the “Indenture”), (ii) one or more series of preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) shares of common stock, par value $0.001 per share (the “Common Stock”) and associated preferred stock purchase rights (the “Rights”) to be issued pursuant to the Rights Agreement dated as of January 16, 2001, as amended, between the Company and Wells Fargo Shareholder Services, as rights agent (the “Rights Agent”), and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), or any combination of the foregoing (collectively, the “Securities”). The Securities shall include any additional amounts of such securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement plus any additional Debt Securities, Preferred Stock, Common Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the

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general corporation law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1) When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of any particular Debt Security have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and when any such Debt Security has been duly executed, issued, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(2) When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor and in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassesable.

(4) When a warrant agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (such agreement, a “Warrant Agreement”), the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether

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considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.4 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) any provision to the extent it requires that a claim with respect to the Notes (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (h) waivers of broadly or vaguely stated rights; (i) provisions for exclusivity, election or cumulation of rights or remedies; (j) provisions authorizing or validating conclusive or discretionary determinations; (k) grants of setoff rights; and (l) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture, the Debt Securities and any Warrant Agreement (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This letter assumes, with your consent, that the Board of Directors of the Company has acted in accordance with its fiduciary duties in adopting the Rights Agreement, and does not address whether the Board of Directors may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this letter addresses corporate procedures in connection with the issuance of the Rights associated with Common Stock, and not any particular provision of the Rights or the Rights Agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.

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We bring your attention to the fact that a partner of Latham & Watkins LLP holds shares of the Company’s common stock that in the aggregate represent less than 1% of the Company’s outstanding shares of Common Stock.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP